CERTIFICATION

Robert Stark, President, and Madeline Arment, Treasurer, of the Nomura Alternative Income Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Nomura Alternative Income Fund	Nomura Alternative Income Fund
/s/ Robert Stark	/s/ Madeline Arment
Robert Stark, Principal Executive Officer/President	Madeline Arment, Principal Financial Officer/Treasurer

Date:	December 5, 2025	Date:	December 5, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Nomura Alternative Income Fund and will be retained by the Nomura Alternative Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.